EXHIBIT 99.2
Third Quarter Fiscal 2011 Earnings
Conference Call
November 1, 2011

Forward-Looking Statements
This presentation contains forward-looking statements regarding the Company's prospects, including the outlook for tanker and articulated tug barge markets, changing oil trading patterns, anticipated levels and timing of newbuilding and scrapping, prospects for certain strategic alliances and investments, estimated TCE rates achieved for the fourth quarter of 2011 and the four quarters of 2012, projected scheduled drydock and off hire days for the fourth quarter of 2011, projected locked-in charter revenue and locked-in time charter days for the remaining three months of 2011 and for 2012 through 2015 and thereafter, forecasted 2011 vessel expenses, charter hire expenses, depreciation and amortization, general and administrative expenses, interest expense, and levels of equity income and capital expenditures, the profitability in 2011 of certain business units, ability to access capital markets, including Title XI financing, prospects of OSG’s strategy of being a market leader in the segments in which it competes and the forecast of world economic activity and oil demand. These statements are based on certain assumptions made by OSG management based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Forward-looking statements are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of OSG, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Factors, risks and uncertainties that could cause actual results to differ from the expectations reflected in these forward-looking statements are described in the Company’s Annual Report for 2010 on Form 10-K and those risks discussed in the other reports OSG files with the Securities and Exchange Commission.

Financial Highlights
■ Third quarter fiscal 2011 results were driven by continued weakness in our
 International Crude markets
 • TCE revenues were $186M, down 11% from $209M in 3Q2010, also below 2Q2011
 • Reported net loss of $71.1M or $2.35 per diluted share
 • Adjusted net loss of $66.5M or $2.20 per diluted share
■ International Crude spot rates weakened further in Q3
 • 3Q2011 Crude TCE revenues down 43% vs. 3Q2010 on 3% fewer revenue days
 • 3Q2011 realized spot TCEs lower vs. 3Q2010 for all Crude classes
 - VLCC 3Q2011 TCE: $10,993/day, - 66% vs. $32,017 in 3Q2010
 - Aframax 3Q2011 TCE: $10,322/day, - 33% vs. $15,518/day in 3Q2010
 • Markets weakened further into early Q4
■ MR spot TCEs in 3Q2011 were comparable to prior year quarter, but time charter cover has rolled off into weaker spot market
■ U.S. Flag - continued improvement in operating income
■ Continued containment of vessel expenses and G&A

Why are the International tanker markets so weak?
■ Excess supply remains the issue
 • Crude fleet has grown approximately 7% in 2011 YTD September
 • Crude orderbook slippage will be 23% in 2011 per Clarksons - we think this will be closer to 30%
■ Demand has been resilient in 2011, but major wildcards have all been negative
 • Libya’s exit resulted in an expansion of light sweet vs. dirty sour crude spreads
 - Asian refineries are substituting cheaper Mideast crudes for West African grades
 • Inventory drawdowns increased in Q3 with the August SPR release
 - Q3 seasonal demand weakness was compounded by a global inventory draw of 1.1 mil bpd
 - OECD inventories are now below their 5-year average
• U.S. growth and oil demand remain sluggish, and long-haul crude imports remain low
• European sovereign debt issues continue to dampen global growth prospects
       - There is supposedly a “deal”, but the devil is in the details
■ The result of these mounting pressures has been the lowest Crude spot rates seen in decades, with weakness persisting into early Q4

We think that Q3 will prove to be the trough quarter for this cycle
■ Q4 was off to a slow start, as indicated by our forward bookings - we have recently experienced some rate improvement across our International vessel classes
■ U.S. and European refinery maintenance totaled almost 3 million bpd in October
 • This has limited crude requirements and reduced product exports
 • Refinery maintenance is scheduled for completion by December - with refinery runs restored, Crude and Product movements will benefit
 - Low clean product inventory levels on U.S. East Coast will draw in imports from Europe
 - Diesel arb to Europe should reopen, resulting in additional U.S. Gulf Coast exports
■ Is the current rally in Crude rates for real?
 • Delays in the Bosporus have driven the recent improvement in Suezmax and Aframax rates
 • The VLCC loading picture in the Arabian Gulf and West Africa has improved - and rates have risen
 • Refining runs in Asia forecast to increase by 800 kbpd vs 3Q2011
 • Increased production of light sweet crudes (Libya, offshore Angola) should stimulate increased West Africa to Far East movements
 • Still, caution is warranted - the strength of any Winter rally will be tempered by further inventory drawdowns and fleet growth in Q4
■ But it is too early to call this a Winter Market

How are we managing OSG through this downturn?
■ We continue to pursue our commitment to reducing shoreside G&A and controlling cost at sea
 • G&A run rate YTD is below the $95 million stretch target we set for ourselves at the beginning of the year
 • Vessel operating expenses are well contained and we continue to maintain superior safety and quality standards
 • We have launched a Company-wide initiative to reduce bunker consumption across the fleet with material cost savings expected
■ The fleet renewal program is virtually completed this year - minimal forward capital commitments
 • Shipyard commitments - $43 mil in 4Q2011, $24 mil in 2012 and $30 mil in 2013
■ We have maintained discipline in pursuing growth - it has paid to wait
 • With mounting distress for weaker owners, the low in asset values may be near at hand
 • The market should present us with opportunities, but we will not chase assets or swing for the fences
■ Everyone in the Company remains focused on executing all those things within their control and their efforts are paying off
■ We continue to improve the economics of our chartered-in vessel portfolio by returning ships to their owners and reducing rates on others
 • Time charter-in rates will be reduced by $5,000/day on one VLCC and one Aframax in 1Q/2Q2012
 • In 2012 we will redeliver 11.9 VLCCs, Suezmax and Aframax tankers 1
1 Based on OSG’s share in such time charters. Includes certain chartered-in vessels not included in Fleet List.

How are we managing OSG through this downturn?
Continued improvement in Crude charter-in portfolio economics
■ Time charters-in on 11.9 Crude tankers expire in 2012 1
 • Average redelivery date - Mid-May 2012
 • Charters were arranged in higher rate environments
 - Daily rates are higher than current market TCEs, resulting in 2011 operating losses
 - Five vessels redelivering in 2012 were chartered-in under sale leaseback arrangements under which strong vessel prices were monetized
■ Depending on our need for capacity, we have the option of redelivering or renewing at significantly lower daily rates
■ Excluding the impact of these 2012 redeliveries from 3Q2011 results, Pro forma
 P&L would have increased by $12.7 million or $0.42/share - for one quarter 2
■ Result: better performance from Crude charter-in fleet in 2012 and beyond
1 Based on OSG’s share in such time charters. Includes certain chartered-in vessels not included in Fleet List. 2 Pro forma analysis reflects base charter hire component of charter hire expense only and assumes time chartered vessels are either (a) redelivered or (b) renewed at charter-in rate generating zero operating margin. Use of 3Q2011 realized spot TCEs for Pro Forma P&L analysis is not intended to serve as a forecast of future charter rates.

In Summary
■ While we believe that freight rates in our International markets will improve somewhat in 2012, we will continue to manage the Company as if the current weak rate environment persists
■ Over the last three years we have been successful at controlling costs at sea and reducing G&A on shore, without sacrificing quality or service. We expect to make further progress on both fronts in 2012
■ Our U.S. Flag business has been turned around by our team in Tampa and we expect it to be a reliable contributor to OSG's performance
■ We believe that the medium term fundamentals for our International Products business are solid and we expect this unit’s turnaround to be reflected in the
 Company's bottom line over the next three years
■ With our leadership position in International Products and U.S. Flag segments and our important joint ventures in LNG and FSOs, we are not dependent on crude tanker rates alone for our turnaround
■ We have the people, resources, assets and business mix to survive this downturn and prosper as our markets recover

page *
Financial Review
Myles Itkin, CFO

(In thousands, except EPS and days)	3Q2011	3Q2010
Shipping Revenues	**$256,379**	**$259,928**
Voyage expenses	70,195	51,370
TCE Revenues	**186,184**	**208,558**
Vessel expenses	75,665	64,009
Charter hire expenses	95,394	91,068
Depreciation and amortization	47,429	42,195
General and administrative	19,835	25,085
Loss on disposal of vessels	233	1,722
	238,556	224,079
Loss from vessel operations	(52,372)	(15,521)
Equity in income / (loss) of affiliated companies	3,523	(165)
Operating Loss	**(48,849)**	**(15,686)**
Other income / (expense)	(1,463)	155
Interest expense	(21,097)	(17,739)
Income tax benefit	329	1,516
Net Loss	**($71,080)**	**($31,754)**
Diluted EPS	**($2.35)**	**($1.06)**
Diluted shares outstanding	30,233	30,147
EBITDA	**($2,883)**	**$26,664**

Diluted EPS	($2.35)	($1.06)
Less: Special Items	($0.16)	($0.17)
Adjusted Diluted EPS	**($2.19)**	**($0.89)**

Operating Days	10,413	10,208
Revenue Days	10,040	9,399

OSG

Financial Review - Income Statement
Reflects impact of lower spot rates, increase in spot
market exposure (from 73% of revenue days in 3Q2010
to 79% in 3Q2011) and higher bunker costs ($16M higher
quarter-over-quarter)
Both FSOs fully employed for quarter and continued to
earn service level bonuses. OSG’s share of FSO JV
income was $1.2M compared with a loss of $2.7M in 2010
and reflects a $0.5M reduction in the mark-to-market loss
associated with the FSO Africa interest rate swaps.
(2011: LNG - $1.9M; ATC - $0.5M)
Reflects growth in U.S. Flag Product Carriers, MRs and
Suezmaxes as well as the return to service of two LR1s
that were undergoing repairs in the 2010 period.
Reflects reductions of $5.7M in compensation costs and
$0.5M in consulting fees; offset by unfavorable F/X rates.
Reductions include benefit of $1.7M arising from market-
related decreases in Company’s liability under certain
unfunded benefit plans
Reflects growth in U.S. Flag operating fleet and return to
service of OSG 209 from layup as well as current quarter
deliveries in Int’l Products fleet

(In thousands)	As of Sep. 30, 2011	As of Dec. 31, 2010
ASSETS		
Cash and cash equivalents	$156,347	$253,649
Short term investments [1]	25,726	20,047
Voyage receivables	173,066	160,993
Other receivables, including income taxes recoverable	57,149	99,611
Inventories, prepaid expenses and other current assets	56,519	60,577
Total Current Assets	468,807	594,877
Vessels and other property, less accum. depr.	3,241,274	3,195,383
Vessels held for sale	3,592	3,305
Deferred drydock expenditures, net	53,794	46,827
Total Vessels, Deferred Drydock and Other Property	3,298,660	3,245,515
Investments in affiliated companies	237,687	265,096
Intangible assets, less accumulated amortization	78,454	83,137
Goodwill	9,589	9,589
Other assets	62,232	42,889
Total Assets	$4,155,429	$4,241,103
LIABILITIES AND EQUITY		
Total current liabilities	$192,352	$173,785
Long-term debt	2,071,362	1,941,583
Deferred gain on sale and leaseback of vessels	15,802	40,876
Deferred federal income taxes and other liabilities	272,267	274,716
Total Liabilities	2,551,783	2,430,960
Total Equity	1,603,646	1,810,143
Total Liabilities and Equity	$4,155,429	$4,241,103

OSG

Financial Review - Balance Sheet
Reflects $183M drawn under revolving credit facility
and CEXIM facility, offset by $169M in expenditures for
vessels & other fixed assets, $44M in debt repayments
and $40M in dividends paid to shareholders
Overseas New Orleans delivered to buyers during
1Q2011; OSG 400 and two tugs held for sale at
September 30, 2011
Decrease reflects $41M tax refund received in January
2011
1 Short term investments consists of time deposits with maturities greater than 3 months
Includes CIP of $220M for 4 vessels
Includes deferred costs associated with forward start
facility (and other investments designed to offset the
mark-to-market movement in unfunded pension
obligations)

($ in millions)	9/30/11 Outstanding	10/1 to 12/31 2011	2012	2013
Secured Term Debt	**$691**	$11	$55	$55
Unsecured Debt				
Public Bonds	**510**	-	-	64
Revolving Credit Facility	**929**	-	-	39
Unsecured Debt	**1,439**	-	-	103
TOTAL DEBT	**$2,130**	$11	$55	$158
				reflects revolver refinancing thru fwd start facility
Capital Commitments				
Construction Payments	**$96**	$43	$24	$30

OSG

■ Strong liquidity and balance
 sheet profile
 • Cash and availability under the
 $1.8B revolving credit facility totals
 $0.9B
 • Liquidity-adjusted debt 1 to capital =
 54.1%
 • Manageable debt and refinancing
 obligations over next two years
 • Future construction commitments of
 $96M
■ Large unsecured asset base
 • 70% of Vessel NBV is unsecured
Financial flexibility in distressed markets
Covenants on $1.8B facility (matures in Feb. 2013) 2
Covenant 3Q2011 Capacity
Maximum Leverage 3 < 60%	47%	$1.5B add’l debt
Minimum Tangible Net Worth ≥ $1.2B	$2.3B	$1.1B in losses
Minimum Unencumbered Assets 4 ≥ 150%	211%	$0.6B new secured debt on $0.9B of vessels
1 Long-term debt reduced by Cash and Equivalents and Short Term Investments. 2 Preliminary figures. 3 Funded indebtedness to total capitalization.
4 Unencumbered tangible assets to unsecured debt; capacity assumes 70% advance ratio.
Debt Repayment and Capital Commitments

2011 Guidance
▪ Estimated vessel expenses  $290M to $295M
   narrowed range from $290M to $305M
■ Time and bareboat charter hire expenses $385M to $390M
   narrowed range from $380M to $395M
■ Depreciation and amortization $180M to $185M
   narrowed range from $180M to $190M
■ G&A $90M to $95M
   updated to reflect impact of lower staffing levels and
   declines in stock market valuations on benefit plans
■ Equity income of affiliated companies $20M to $25M
■ Interest expense $79M to $84M
  updated from $80M to $90M due to
  delay in Title XI, now expected in 2012
■ Capital expenditures
 – Drydock costs  $45M for full year
   (Q4 $17M on 11 vessels)
 – Newbuild progress payments, vessel   $207M for full year
  improvements and capitalized interest (Q4 $44M)

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Appendix

(In thousands, except per share amounts)	Three Months Ended				Nine Months Ended			
	Sep. 30, 2011		Sep. 30, 2010		Sep. 30, 2011		Sep. 30, 2010	
	$	$ Per Share	$	$ Per Share	$	$ Per Share	$	$ Per Share
Gain / (loss) on sale / write-down of securities and early retirement of debt	($758)	($0.03)	($325)	($0.01)	($258)	($0.01)	($656)	($0.02)
Gain / (loss) on sale of vessels, net of impairments	(233)	(0.01)	(1,722)	(0.06)	354	0.01	(27,246) [1]	(0.93)
Shipyard contract termination recoveries	-	-	-	-	-	-	627	0.02
Mark-to-market loss on FSO Africa interest rate swaps	(2,533)	(0.08)	(3,033)	(0.10)	(4,906)	(0.16)	(6,907)	(0.23)
De-designation of FSO Africa interest rate swaps	-	-	-	-	-	-	(4,548)	(0.16)
Deferred finance costs related to terminated OSP facility	-	-	-	-	-	-	(1,029)	(0.04)
Unrealized derivative activity	(1,077)	(0.04)	164	-	(853)	(0.03)	237	0.01
Total	**($4,602)**	**($0.16)**	**($4,916)**	**($0.17)**	**($5,663)**	**($0.19)**	**($39,522)**	**($1.35)**
Reported Net Loss / EPS	($71,080)	($2.35)	($31,754)	($1.06)	**($142,946)**	($4.74)	($78,964)	($2.71)
Adjusted Net Loss / EPS	**($66,478)**	**($2.19)**	**($26,838)**	**($0.89)**	**($137,283)**	**($4.55)**	**($39,442)**	**($1.36)**
Diluted shares outstanding		30,233		30,147		30,224		29,277

OSG

Reconciling Items
Special Items Affecting Net Loss
Set forth below are significant items of income and expense that affected the Company’s results for the three and nine months ended September
30, 2011 and 2010, all of which are typically excluded by securities analysts in their published estimates of the Company’s financial results.
1 The U.S. Flag asset impairment charges have been tax effected from the pre-tax charge of $25.2 million.

Consistent with general practice in the shipping industry, the Company uses time charter equivalent revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. Time charter equivalent revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance.

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,	
($ in thousands)	2011	2010	2011	2010
Time charter equivalent revenues	$186,184	$208,558	$600,077	$670,081
Add: Voyage expenses	70,195	51,370	191,708	143,504
Shipping Revenues	$256,379	$259,928	$791,785	$813,585

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,	
($ in thousands)	2011	2010	2011	2010
Net Loss	($71,080)	($31,754)	($142,946)	($78,964)
Income tax benefit	(329)	(1,516)	(3,105)	(3,624)
Interest expense	21,097	17,739	57,970	49,225
Depreciation and amortization	47,429	42,195	132,457	127,333
EBITDA	($2,883)	$26,664	$44,376	$93,970

OSG

Reconciling Items (cont’d)
EBITDA
EBITDA represents operating earnings before interest expense and income taxes, plus other income/(expense) and depreciation and amortization expense. EBITDA is presented to provide investors with meaningful additional information that management uses to monitor ongoing operating results and evaluate trends over comparative periods. EBITDA should not be considered a substitute for net income / (loss) or cash flow from operating activities prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. While EBITDA is frequently used as a measure of operating results and performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.
TCE Revenues

Fleet Composition - As of October 28, 2011
	Owned	Chartered-in	Total	Newbuild	Total
VLCC	10	4	14	1	15
FSO	2	-	2	-	2
Suezmax	-	2	2	-	2
Aframax	6	3	9	2	11
Panamax	9	-	9	-	9
Lightering	2	4	6	-	6
Total Crude	29	13	42	3	45
LR1	4	2	6	-	6
MR *	16	21	37	1	38
Total Products	20	23	43	1	44
Product Carrier	2	10	12	-	12
Clean ATB	7	-	7	-	7
Lightering ATB	3	-	3	-	3
Total U.S. Flag	12	10	22	-	22
Total Gas	4	-	4	-	4
TOTAL	65	46	111	4	115
* Products MR operating fleet Includes 2 owned U.S. Flag MRs that trade internationally, a car carrier and a chemical tanker.

Actual			Estimate
	1Q2011	2Q2011	3Q2011	4Q2011
Crude				
VLCC (including ULCC)	25	38	29	89
Suezmax	29	-	1	4
Aframax	2	-	8	38
Aframax Lightering	-	1	-	6
Panamax	-	-	26	29
Refined Petroleum Products				
LR1	17	18	42	2
MR [1]	47	97	58	72
Chemical	-	-	-	-
U.S. Flag				
Product Carrier	90 [2]	35 [2]	15	11
ATB	20	76	158	65
Other	-	-	-	3
TOTAL	**230**	**265**	**337**	**319**
Layup days – U.S. Flag (excluded from above)	**196** [3]	**91**	**35**	-

OSG

Off Hire Schedule
Off Hire and Scheduled Drydock
In addition to regular inspections by OSG personnel, all vessels are subject to periodic drydock, special survey and other scheduled or known maintenance and repairs. The table below sets forth actual days off hire for the first through third quarters of 2011 and anticipated days off hire for the above-mentioned events by vessel class for the fourth quarter of 2011.
1 Includes one time chartered-in vessel that was off-hire for purposes of TCE revenue and charter hire expense until April termination of charter-in commitment. 2 Includes conversion of Overseas Chinook to shuttle tanker. 3 Includes layup days on vessels sold in 1Q2011.

Crude	Products	U.S. Flag	Other	Total OSG
Base charter hire	$43,725	$31,897	$21,147	$239	**$97,008**
Profit share	68	(28)	-	-	**40**
Amortization of deferred gain	(6,268)	(810)	-	-	**(7,078)**
Other	-	-	2,756	-	**2,756**
Spot Charter Lightering	2,668	-	-	-	**2,668**
Charter hire expense	$40,193	$31,059	$23,903	$239	**$95,394**

	VLCC	Suezmax	Aframax	Lightering	Total Crude
Base charter hire	$15,680	$12,367	$10,427	$5,251	**$43,725**
Profit share	23	45	-	-	**68**
Amortization of deferred gain	(5,035)	-	(1,233)	-	**(6,268)**
Other	-	-	-	-	**-**
Spot Charter Lightering	-	-	-	2,668	**2,668**
Charter hire expense	$10,668	$12,412	$9,194	$7,919	**$40,193**

OSG

Charter Hire Expense by Segment
For the Quarter Ended September 30, 2011
($ in thousands)
Note: Vessels chartered-in for less than one year are not on the Company’s fleet list.

Time Charter	Pool Charters	Total
2011 (10/1 to 12/31)	$71,658	$1,466	$73,124
2012	187,853	-	187,853
2013	122,637	-	122,637
2014	77,050	-	77,050
2015 and thereafter	15,952	-	15,952
Total	$475,150	$1,466	$476,615
% of Total	100%	0%	100%

	U.S.	Product	Crude	Other	Total
2011 (10/1 to 12/31)	$59,163	$5,249	$5,268	$1,978	$71,658
2012	166,769	13,956	1,882	5,246	187,853
2013	117,560	5,077	-	-	122,637
2014	76,371	679	-		77,050
2015 and thereafter	15,952	-	-		15,952
Total	$435,815	$24,961	$7,150	$7,224	$475,150
% of Total	92%	5%	2%	2%	100%

	U.S.	Product	Crude	Other	Total
2011 (10/1 to 12/31)	1,154	368	303	92	1,917
2012	3,142	987	132	244	4,505
2013	2,070	347	-	-	2,417
2014	1,231	46	-	-	1,277
2015 and thereafter	216	-	-	-	216
Total	7,813	1,748	435	336	10,332
% of Total	76%	17%	4%	3%	100%

Future Revenue $/Days by Segment - As of 9/30/11
Locked-in Time Charter
Days by Segment
Locked-in Time Charter
Revenue by Segment
($ in 000)
Locked-in
Charter Revenue
($ in 000)
Note: Locked-in time charter days for 2011 are as of 9/30/11 and will differ from a more current date used in Appendices 3 and 4 in the quarterly earnings press release.

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